Exhibit 10.1

EXHIBIT B

RESTRICTIVE COVENANT AGREEMENT

As a condition of my becoming a Participant in the Level 3 Communications, Inc. Key Executive Severance Plan (the “Plan”) and receiving any payments or benefits thereunder, and in consideration of my continued employment with the Company and its Affiliates (collectively, the “Company Group”), I acknowledge the terms and conditions of my participation in the Plan as set forth in my Participation Notice and agree to the following:

Section 1.              Definitions.

Capitalized terms used, but not defined, herein shall have the meaning given to them in the Plan.

Section 2.              Participation in the Plan.

By executing this Restrictive Covenant Agreement (the “Agreement”), I acknowledge that I have been designated as a Participant in the Plan, and that my becoming a Participant is conditioned upon my execution of this Agreement.  I acknowledge further that I have been provided a copy of the Plan and, as an express condition to my participation in, eligibility for, or receipt of, any payments or benefits under the Plan, I agree to be bound by the terms of both the Plan and this Agreement.  I acknowledge further that a breach of this Agreement will constitute Cause under the Plan, pursuant to which my employment may be terminated without any right to receive any payments or benefits thereunder, and in addition to any other rights or remedies that the Company or any of its Affiliates may have as a result of any breach of this Agreement, I acknowledge and agree that any payments or benefits to which I might otherwise be entitled under the Plan will immediately terminate, and neither the Company nor any of its Affiliates will have any further obligations to me under the Plan, following any breach of this Agreement.

Section 3.              Confidential Information and Intellectual Property.

(a)           I represent that I am a party to an Employee Confidentiality and Intellectual Property Agreement with the Company, dated [•], and agree that such Employee Confidentiality and Intellectual Property Agreement shall survive and not be superseded by this Agreement and shall survive the termination of my employment.

(b)           Company Policies.  I acknowledge and agree that in addition to any covenants or restrictions set forth herein, I will at all times continue to be bound by the Company’s intellectual property and confidential information policies as in effect from time to time.

Section 4.              Returning Company Group Documents and Property.

I agree that, at the time of any termination of my employment with the Company Group for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all other property belonging to the Company or any other member of the Company Group, including but not limited to all Confidential Information and all other documents (including any copies thereof) in any form belonging to the Company, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company or any member of the Company Group, cell phone, smart phone, iPad, computer (including any laptop or desktop computer, and peripheral devices), beeper, keys, card access to the building and office floors, employee handbook, phone card, computer user name and password, disks, and voicemail code.  I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 5.              Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

Section 6.              Noncompetition; Nonsolicitation; Nondisparagement.

(a)           Noncompetition and Nonsolicitation.  During the period of my employment with any of the members of the Company Group and the Restricted Period (as defined below), I will not (a) directly or indirectly encourage, solicit, or induce, or in any manner attempt to encourage, solicit, or induce, any person employed by, or providing consulting services to, any member of the Company Group to terminate such person’s employment or services (or in the case of a consultant, to materially reduce such services) with the Company Group; (b) hire any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring and with whom I had contact during my employment with the Company Group within the six (6) month period prior to the date of such hiring; (c) induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company Group to cease doing business with or reduce the amount of its business with the Company Group or interfere with the relationship between any such customer, supplier, licensee, or business relation and the Company Group; or (d) directly or indirectly engage in, own, invest in, manage, be employed by, consult, advise, assist, loan money to, or promote business for any person(s) or entity who or which is engaged in the same business as the Company Group, offers for sale the same products or services as the Company Group, or otherwise is a competitor of Company Group.  Clause (d) of the preceding sentence shall include but shall not be limited to the companies (and types of companies) set forth on Exhibit D to the Plan, which, for the avoidance of doubt, may be updated or amended by the Company from time to time without my consent in accordance with the terms of the Plan.  For purposes of this Agreement, the term “Restricted Period” means the period commencing on my Date of Termination and continuing thereafter for a number of months equal to the product of (I) twelve and (II) the Severance Multiplier. (1)  Notwithstanding the foregoing, the restrictions in clause (iv) of this Section 6 shall apply to the Restricted Period only in the event of a Qualifying Termination and may be waived during the Restricted Period by the Chief

(1)  California-based employees to receive a form of this Exhibit A without noncompetition and nonsolicitation to the extent prohibited by law.

Executive Officer and the Chief Administrative Officer, in their sole and absolute discretion, in a written waiver signed by both officers.

(b)           Nondisparagement.  I agree that, during the period of my employment with any of the members of the Company Group and at all times thereafter, I will not make any disparaging or defamatory comments regarding any member of the Company Group or its respective current or former directors, officers, or employees in any respect or make any comments concerning any aspect of my relationship with any member of the Company Group or any conduct or events which precipitated any termination of my employment from any member of the Company Group.  However, my obligations under this subsection (b) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

Section 7.              Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the business of the members of the Company Group, that access to Confidential Information renders me special and unique within the industry of the members of the Company Group, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the members of the Company Group during the course of and as a result of my employment with any of the members of the Company Group.  In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.  I acknowledge further that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company Group.

Section 8.              Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the members of the Company Group at law or in equity.  If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions.  If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and area of such provision to the maximum and/or broadest duration, scope, and area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 9.              Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to one or more of the members of the Company Group.  Therefore, I hereby agree that, in addition to any other remedy that may be available to any member of the Company Group, any member of the Company Group, on its own behalf or on behalf of any other member or members of the Company Group, shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.  Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 6 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 10.            Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge.  As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph.  I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company or the other applicable member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 11.            General Provisions.

(a)           Governing Law and Jurisdiction.  EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.  FURTHER, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(b)           Entire Agreement.  This Agreement, together with the Plan and any other agreements executed by me in connection with my participation in the Plan sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification or amendment to this Agreement or any waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.

(c)           No Right of Continued Employment.  I acknowledge and agree that nothing contained herein or in the Plan shall be construed as granting me any right to continued employment by the Company Group, and the right of my employer to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.

(d)           Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.  I expressly acknowledge and agree that this Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company or of any business or division of the Company Group for which I provide services, whether by purchase, merger, or other similar corporate transaction.

(e)           Survival.  The provisions of this Agreement shall survive the termination of my employment with the Company Group or the assignment of this Agreement by the Company to any successor in interest or other assignee.

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I,                                     , have executed this Agreement on the respective date set forth below:

Date:

(Signature)

(Type/Print Name)